SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2012

Vantage Health

(Exact name of registrant as specified in its charter)

Nevada	333-168930	93-0659770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 55th Street, #3B New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 477-5811

11400 West Olympic Boulevard, Suite 640 Los Angeles, California 90064 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 28, 2012, Mr. Steven Lowe resigned as our Secretary. On August 28, 2012, the board of directors appointed Mr. Lowell Feuer to act as our Secretary and a member of our board of directors. Mr. Michael Bagg has also been appointed as a member of our board of directors.

Lowell Feuer, [56], graduated from the University of Pennsylvania in 1977 with a Political Science, Classics and Philosophy degree. He is fluent in English and French. From 2003 to the present, he was the founder and still is the Chief Executive Officer of KlikVU Inc. and also been a Managing Member of LF Advisors, LLC since 2010. Over the course of Mr. Lowell’s career, he held many management level positions in the financial industry and continues to prove his successfulness through his current ventures. We believe his longevity and knowledge in the financial industry will benefit us in the role as our Secretary and as a member of our board of directors.

Michael Bagg, [46], graduated from Dawnview High in 1984 and has been educated through course studies and certification programs over the years. Mr. Bagg has extensive experience in the pharmaceutical sector. He was Regional Sales Manager from 1992 to 2003 with GlaxoSmithKline and later for Mundi Pharma. He demonstrated tremendous professional growth with the company and consistently led teams and individuals toward their own professional achievements. He has formed solid relationships from within and out of the industry and used an analytical approach in order to achieve desired outcomes. Over the course of Mr Bagg’s career he has held many sales and management positions within the property and pharmaceutical sectors. He joined Vantage Health in 2012 to further his career in the Industry and become part of an organization that he believes will change the lives of many. Mr. Bagg has proven himself in the sales industry and will be a valuable asset as a member of our board of directors.

There are no family relationships between Mr. Feuer and Mr. Bagg and any of our directors or executive officers.

Mr. Feuer and Mr. Bagg have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have an employment agreement with Mr. Feuer. Mr Bagg is employed as Sales Director for South Africa, through our South African subsidiary, Moxisign.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Health

/s/ Lisa Ramakrishnan

Lisa Ramakrishnan

President

Date: September 4, 2012

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